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                                                                                       EXHIBIT 11
                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

--------------------------------------------------------------------------------------------------
                                                  Three Months Ended           Nine Months Ended
                                                    September 30,                September 30,

                                                  2001          2000          2001          2000
                                                  ----          ----          ----          ----
Basic Earnings Per Share
------------------------
    Net income                                  $ 17,312      $ 21,354      $ 64,260      $ 76,028
                                                ========      ========      ========      ========

    Average number of shares outstanding          40,567        40,439        40,548        41,095
                                                ========      ========      ========      ========

    Basic earnings per share                    $   0.42      $   0.53      $   1.58      $   1.85
                                                ========      ========      ========      ========

Diluted Earnings Per Share
--------------------------

    Net income                                  $ 17,312      $ 21,354      $ 64,260      $ 76,028
                                                ========      ========      ========      ========

    Average number of shares outstanding          40,567        40,439        40,548        41,095

    Effect of assumed exercise of
      outstanding stock options                      208           262           198            70
                                                --------      --------      --------      --------
    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                   40,775        40,701        40,746        41,165
                                                ========      ========      ========      ========

    Diluted earnings per share                  $   0.42      $   0.52      $   1.58      $   1.85
                                                ========      ========      ========      ========

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